LEASE AGREEMENT
By and Between
WE 2 CHURCH STREET SOUTH LLC, LANDLORD
And
JS GENETICS, LLC, TENANT
2 Church Street South, New Haven, Connecticut

LEASE AGREEMENT
THIS AGREEMENT is made as of the28th day of June, 2006, by and between WE 2 CHURCH STREET SOUTH LLC, a Connecticut limited partnership having an address of c/o Winstanley Enterprises LLC, 150 Baker Avenue Extension, Suite 303, Concord, Massachusetts 01742 (“Landlord”), and JS GENETICS, LLC, a Delaware limited liability company, having an address at 2 Church Street South, Suite B-05B, New Haven, Connecticut 06519 (“Tenant”).
IT IS AGREED:
ARTICLE I
Premises and Term
Section 1.1.    Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain space situated in the Town of New Haven, County of New Haven and State of Connecticut, being known as Unit B-05B (the “Premises”), said Premises consisting of approximately 429 rentable square feet located in the building at 2 Church Street South, New Haven, Connecticut (the “Building”) and as shown on Exhibit B attached hereto.
Section 1.2.    Common Areas and Parking. Tenant shall have the nonexclusive rights in common with other tenants in the Building, to all common areas and reception areas in and around the Building (the “Common Area”). Tenant shall also be granted the license, in common with other tenants in the Building, to the parking areas immediately adjacent to the Building for use by Tenant, its employees, agents and invitees on a first-come, first-serve basis for parking and passage of motor vehicles. Landlord reserves the right to close all or any portion of the parking areas, to limit or allocate parking among tenants, to impose a charge for the license to park, or to construct a building or other structures in any location on the property, in which event such areas shall cease to be part of the Common Area.
Section 1.3.    Term. The term of this Lease shall be for a period of one (1) year (the “Term”). The Term shall commence at 12:01 A.M. on July 1,2006 (“Commencement Date”) and shall terminate at 11:59 P.M. on June 30,2007 (the “Termination Date”), unless sooner terminated pursuant to the terms of this Lease.
Section 1.4.    Relocation. Landlord, at its expense, may in its sole discretion, relocate Tenant from the Premises to space that is reasonably comparable hi layout, size, finishes and fixtures (“Relocation Space”) within the Building upon ninety (90) days’ prior written notice to Tenant. From and after the date of the relocation, “Premises” shall refer to the Relocation Space into which Tenant has been moved and the Basic Rent payable during the current term shall be adjusted based on the rentable square footage of the Relocation Space. Landlord may, by letter to Tenant, identify the Relocation Space and adjust the Basic Rent accordingly, provided that such letter shall not materially change the other provisions of the Lease, including, without limitation, the term or any extension term. Landlord shall pay Tenant’s reasonable costs for moving Tenant’s furniture and equipment.

ARTICLE II

Rent

Section 2.1.    Basic Rent During Term. The Basic Rent for the first year of the Term of the Lease (running from the Commencement Date to the first anniversary thereof) shall be Nine Thousand Four Hundred Thirty Eight and 00/100 Dollars ($9,438.00) for the Premises. Throughout the Term of the Lease, the Basic Rent for any given year of the Term shall be due and payable in monthly installments each equal to one-twelfth the Basic Rent for that year, in advance, on the first day of each calendar month in the year. The monthly rent shall be Seven Hundred Eighty Six and 50/100 Dollars ($786.50) for the Premises.
Section 2.2.    Additional Rent. Any and all payments payable by Tenant under this Lease, other than Basic Rent, shall be deemed additional rent (“Additional Rent”), and Landlord reserves the same rights and remedies against Tenant for default in making any such payments as Landlord shall have for default in the payment of Basic Rent, including, but not limited to, the right to seek and recover such payments as rent under any applicable provisions of the United States Bankruptcy Code. Basic Rent and Additional Rent shall be sometimes referred to as “Rent”.
Section 2.3.    No Notice and No Setoff. Tenant shall make all payments of Basic Rent, Additional Rent and any other payments provided for in this Lease without notice, demand, set-off or counterclaim of any kind whatsoever, including money judgments, except as otherwise set forth herein and except that if this Lease requires Tenant to make a particular payment only after notice from Landlord, Tenant shall be entitled to such notice.
Section 2.4.    Place of Payment. Payment of Basic Rent and Additional Rent shall be made to Landlord at Landlord’s address first written above or to such other person, legal entity or address as the Landlord shall designate by thirty (30) days prior written notice to the Tenant. Should Tenant not pay Landlord any Basic Rent or Additional Rent, as herein defined, within ten (10) days after the date due, Tenant shall be liable for a late charge equal to 5% of the Rent and interest on the amount due at the rate of 12% per annum (or, if less, the highest rate allowed by law) from the date due until paid.
Section 2.5.    Personal Property Taxes. Tenant shall pay before delinquency all personal property taxes assessed and levied against Tenant’s personal property, including trade fixtures and inventory, on the Premises.
ARTICLE III
Use
Section 3.1.    Use of Premises. Tenant covenants and agrees that during the Term, the Premises shall be used as solely for office and laboratory services.

Section 3.2.    Unlawful Purpose. Tenant will not use or allow the Premises or any part thereof to be used or occupied for any unlawful purpose or in violation of any Certificate of Occupancy or certificate of compliance covering the use of the Premises or any part thereof, or in violation of any permit or license connected with the use of the Premises or any part thereof, and will not suffer any act to be done or any condition to exist on the Premises or any part thereof or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto. Tenant shall be solely responsible at its own expense for obtaining any permits or licenses necessary for the operation of its business at the Premises, and shall provided Landlord with copies upon request.
Section 3.3.    Compliance With Laws and Regulations. Throughout the term of this Lease, Tenant will promptly comply with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State and municipal governments, departments, commissions, boards and officers applicable to Tenant’s use of the Premises, as now in force or from time to time enacted or amended; including, without limitation, regulations relating to the operation of a medical office and the disposal of medical waste.
Section 3.4.    Waste. Tenant will not do or suffer any waste or damage, disfigurement or injury to any portion of the Premises.
Section 3.5.    Rubbish. Tenant agrees to keep all rubbish in closed containers and to keep the areas to the rear, front and sides of the Premises free from boxes, cartons, and rubbish, including specifically all hallways, stairways and Common Areas in the Building. Tenant will have all Tenant’s rubbish, medical waste, solid waste and liquid waste removed from the Premises in a lawful manner at its own expense. Tenant shall hire Landlord or its designee to remove such rubbish, at Tenant’s expense (but the prices charged for this service shall be reasonable).
ARTICLE IV
Quiet Enjoyment
Landlord covenants and warrants that, except as provided in this Lease, Landlord and no other person or entity has any right in or to the Premises.
ARTICLE V
Condition. Alterations and Repairs
Section 5.1.    Representation. Tenant acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in satisfactory condition at the time such possession was taken. The parties hereby agree that no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

Section 5.2.    Maintenance. Tenant, at its own expense, shall keep the Premises (including all improvements that may from time to time be thereon) neat and clean, and shall take good care of the Premises and the fixtures and appurtenances therein, including but not limited to HVAC, plumbing, carpet and other floor covering, paint, and plate glass. All damage or injury to the Premises and to its fixtures, appurtenances and equipment, or to the Building if caused by the Tenant or due to the neglect or other improper conduct of the Tenant, its servants, employees, agents or licensees, shall be repaired and restored by Tenant at Tenant’s sole cost and expense. Landlord shall have no responsibility to make any repairs to the Premises or for the cost thereof, except Landlord will keep the roof, exterior walls, gutters, waterspouts and parking areas and other Common Areas of the property containing the Premises in good condition and repair, reasonable wear and tear excepted, and will promptly make all structural-repairs as necessary.
Section 5.3.    Alterations and Improvements by Tenant. Tenant shall make no changes, alterations or additions to the Premises without the prior written permission of the Landlord. Landlord agrees not to withhold unreasonably its consent for Tenant to make renovations necessary for the operation of Tenant’s business. Tenant shall submit plans and specifications for any such improvements to Landlord and obtain Landlord’s written consent prior to commencing any such work. All such work shall be performed in a good and workmanlike manner and shall be in compliance with all applicable governmental laws and regulations. Tenant shall be solely responsible at its own expense for obtaining any permits required for any renovations. Landlord shall not be liable for any failure of any building facilities or services (including, but not limited to, the heating or air conditioning equipment in the Premises) caused by alterations, installations and/or additions by Tenant, and Tenant shall promptly correct any such failure. In the event Tenant shall not promptly correct same, Landlord may make such corrections and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed thereof.
Prior to commencing any work pursuant to the provision of this Paragraph. Tenant shall furnish to Landlord: (i) copies of all governmental permits and authorizations which may be required in connection with such work; (ii) a certificate evidencing that Tenant (or Tenant’s contractors) has (have) procured workers’ compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant or the Premises; and (iii) such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of this Lease) as Landlord may reasonably require because of the nature of the work to be done by Tenant.
Section 5.4.    Tenant’s Failure to Repair. If Tenant fails to perform, for a period of thirty (30) days after written notice Landlord, any obligation required to be performed by Tenant under this Lease (other than payment of Basic Rent or Additional Rent), Landlord, on the expiration of such thirty (30) days, may, but shall not be obligated to, enter on the Premises to perform such obligation of Tenant, and Tenant shall pay Landlord the reasonable out-of pocket costs so incurred by Landlord, to the extent such were the financial responsibility of Tenant pursuant to this Lease, as Additional Rent, in addition to any other amounts payable by Tenant under this Lease. In the event of an emergency, Landlord may correct any such default after notice to Tenant but prior to the expiration of the thirty (30) day period, if Tenant fails to take immediate action to correct such default
Section 5.5.    Liens. Tenant shall indemnify and save the Landlord harmless from any claims for material or labor, or workers* compensation claims in connection with any repairs or improvements made by Tenant, and Tenant shall have no authority on behalf of Landlord to give anyone the right to place a Hen on the Premises or any part thereof, and should any such lien be placed, Tenant shall have the same removed promptly; and upon failure to do so, Landlord may take whatever steps are necessary to have the same removed and the reasonable cost thereof shall be paid by Tenant to Landlord.
ARTICLE VI
Utilities and Services
Section 6.1.    Tenant Responsibilities. Tenant shall pay all charges for all utilities used, rented or supplied upon or in connection with the Premises, with the exception of electric, water, gas and sewer charges. Tenant agrees that its use of electric current shall not exceed the capacity of the existing feeders or the risers or wiring installation. Tenant shall bear the cost of installing any additional service required for Tenants equipment. Tenant agrees not to use any electrical or gas equipment which, in Landlord’s judgment, shall overload the installations in the Building or interfere with the use thereof by other tenants.
Section 6.2.    Landlord Supplies Services. So long as Tenant is not in default under any of the provisions of this Lease, the Landlord shall furnish at its expense, insofar as the existing facilities permit, services as follows:
(a)    Hot and cold water in reasonable quantities;
(b)    Heat and air conditioning to reasonable temperatures during the hours of 7:00 A.M. until 7:00 P.M. Monday through Friday, and 7:00 A.M. until 5:00 P.M. on Saturday, except on federally recognized holidays;
(c)    Janitorial services and maintenance of the Building and the Common Areas;
(d)    Removal of ice, snow and debris from the Common Areas, including, but not limited to, walkways, parking lots, and other paved surfaces.
Section 6.3.    Failure of Supply. Landlord shall in no way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric energy, heat, cooling, water or other such services furnished to the Premises, provided Landlord shall use commercially reasonable efforts to restore such service.

ARTICLE VII
Insurance and Indemnification
Section 7.1.    Extended Coverage. Tenant shall be responsible for insuring the personal property or fixtures belonging to Tenant and located on the Premises.
Section 7.2.    Public Liability Insurance. At all times during the Term, Tenant shall maintain at its sole cost and expense insurance against claims for personal injury or property damage under a policy of general public liability insurance with limits of at least One Million Dollars ($1,000,000) for injury to anyone person or One Million Dollars ($1,000,000) for any one accident. Such policy shall name Landlord and Landlord’s property manager as an additional insured.
Section 7.3.    Release of Subrogation.
(a)    Each party covenants and agrees to obtain from its insurance carrier a waiver of subrogation rights against the other, with the provision that if there is any extra cost for the same, the party benefited by such waiver shall be afforded an opportunity to pay the extra cost and receive the benefit of the waiver; and
(b)    In case of damage to the Premises or to any other property of Landlord or Tenant by any cause within the scope of such insurance, whether such damage be caused by the negligence of either party to this Lease or by any party for whom either party to this Lease may be responsible, neither party to this Lease will look to the other, its agents, employees, invitees or assignees for reimbursement to its insurer or to any third party against whom it may have a claim therefor. This subsection shall be effective as to the risks insured against under any particular insurance policy only during such time as such policy shall permit an executory waiver of subrogation without additional premium therefor or if the party benefited by such waiver pays any additional premium.
Section 7.4.    Certificates of Insurance. Tenant shall, if requested by Landlord, provide Landlord with certificates of insurance certifying that all insurance required to be carried by Tenant under the terms of this Lease is in full force and effect. No less than ten (10) days before the expiration of any such insurance policy, Tenant shall furnish Landlord with a new certificate of insurance certifying that such policy has been renewed or replaced.
Section 7.5.    Qualification of Insurers. AH insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility, licensed to do business in the State of Connecticut.
Section 7.6.    Indemnification. Tenant shall defend, indemnify and save harmless Landlord and its agents, officers, directors, and employees against and from all liabilities, suits, actions, damages, liability and expense, penalties, claims and costs, including attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord or its agents, partners or employees by reason of, or in any way arising out of, Tenant’s use or occupancy of the Premises or any part thereof or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires, including, without limitation, any liability relating to Tenant’s use, storage, transfer or disposal of hazardous wastes and hazardous substances (as those terms are defined by applicable state and federal law).
In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, shall, at Tenant’s expense, resist or defend such action or proceeding.
ARTICLE VIII
Destruction and Condemnation
Section 8.1.    Partial Damage. The parties agree that, in case the Premises (structures only) shall be partially damaged by flood, fire, tornado, explosion, windstorm, or by the elements or otherwise at any time during the term of this Lease and the cost to repair such damage does not exceed $30,000, then Landlord shall, (to the extent covered by insurance), promptly repair the Premises. All such repairs shall be completed in a good and workmanlike manner. Until such repairs are completed the rent shall be abated in proportion to the part of the Premises which is unusable by the Tenant in the conduct of its business. All insurance proceeds attributable to the Premises (as opposed to any property of the Tenant or improvements installed by the Tenant located therein) will be paid and belong to Landlord.
Section 8.2.    Destruction. In the event that the Premises shall be damaged or destroyed and the cost to repair such damage shall exceed $30,000, or if the entire building shall be materially damaged, then, at the option of the Landlord, this Lease shall terminate and become null and void and of no further force and effect, in which event, the rent thereafter payable by Tenant hereunder shall abate in full and Tenant shall be relieved of all other covenants, promises and agreements herein made and to have been thereafter performed. If the Landlord elects not to terminate this Lease upon such damage or destruction, Landlord shall abate the rent and perform repairs according to Section 8.1 above. AJ1 insurance proceeds attributable to the Premises (as opposed to any property of the Tenant or improvements installed by the Tenant located therein) will be paid and belong to Landlord.
Section 8.3.    Taking of Less Than All. If at any time during the term of this Lease any portion of the land on which the Premises are situated shall be taken in any eminent domain or condemnation proceeding, and such taking does not affect the access to the Premises and does not materially affect the present use of the Premises, then this Lease shall nevertheless continue for the remainder of the term and the rent shall be equitably adjusted. Any condemnation award shall be distributed in the same manner as under Section 8.4.
Section 8.4.    Taking of All. If at any time during the term of this Lease any greater portion of the Premises than that described in Section 8.3 shall be taken by the exercise of the right of condemnation or eminent domain or for any public or quasi-public use under any statute, this Lease shall terminate and expire on the date that Tenant shall be deprived of possession by the taking authority, and the Basic Rent and Additional Rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking. In such event, any award received or sum accepted by a compromise disposition or otherwise, on or as a result of such condemnation or taking, shall be distributed to the Landlord only. Tenant shall have the right to file and receive compensation for moving expenses and costs or loss to which Tenant might be put in removing Tenant’s equipment, but not the leasehold or any improvements on the Premises.
ARTICLE IX
Waiver of Priority and Relationship of Parties
Section 9.1.    Subordination. This Lease shall be and is subordinate to any and all existing or future mortgages or underlying groundleases which may now or hereafter affect the Building or the real property of which the Premises form apart. Landlord agrees to use commercially reasonable efforts to obtain non-disturbance agreements from any such mortgagees or groundlessors. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute any certificate that Landlord may request to confirm such waiver and surrender of rights or priority. The word “mortgage” used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof and any and all advances thereunder.
Section 9.2.    Statement of Defaults. Tenant shall, from time to time upon request by Landlord, execute and deliver to Landlord within twenty (20) days of such request, a written declaration in recordable form: (1) ratifying this Lease; (2) expressing the commencement and termination dates thereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied, or stating those alleged to remain unsatisfied; (5) the amount of advance rent, if any, paid by Tenant; (6) the date to which rent has been paid; and (7) those elements necessary to record a statutory notice of lease. Landlord’s mortgage lenders shall be entitled to rely upon the same.
Section 9.3.    No Joint Venture. Notwithstanding any obligation from one party to the other herein, the parties hereto state that they have not created and do not intend to create by this Lease a Joint Venture or Partnership relation between them; it being their sole purpose and intent to create only a Landlord-Tenant relationship.
ARTICLE X
Entry and Access
Section 10.1.    Entry by Landlord. . Tenant will permit Landlord and/or its authorized representative’s to enter the Premises at all reasonable times and after reasonable notice (except in the event emergency repairs are required) for the following purposes: (1) inspecting the same; or (2) making any necessary repairs thereto, and performing any work therein that may be necessary by reason of Tenant’s failure to make any such repairs or perform any such work. Nothing herein shall be deemed or construed as a duty upon the part of Landlord to do any such repairs upon Tenant’s default in failing to perform the same. Landlord agrees to conduct such right of entry in such a manner as to minimize interference with the conduct of Tenant’s business.
Section 10.2.    Entry by Tenant. Landlord will permit Tenant and/or its authorized representatives to enter and leave the Premises at all times, for the carrying out of its business.
ARTICLE XI
Default
Section 11.1.    Default. Landlord shall have the right to terminate this Lease upon the following events:
(a)    Failure of Tenant to pay any Basic Rent or Additional Rent upon the expiration of (10) days after the date when due and payable;
(b)    Neglect or failure by Tenant to perform or observe any of the covenants or undertakings herein on its part to be performed or observed and failure to remedy such default within thirty (30) days after written notice thereof to it by Landlord or, if the failure to observe or perform such covenant or undertaking cannot be remedied within 30 days, failure to commence such remedy within 30 days and thereafter to pursue such remedy diligently;
(c)    Any general assignment is made of Tenant’s property for the benefit of creditors;
(d)    If a receiver, trustee or assignee for Tenant shall be appointed;
(e)    If Tenant shall be declared bankrupt or insolvent according to law; or
(f)    If any bankruptcy proceedings shall be commenced by or against Tenant and are not discharged within sixty (60) days; or
(g)    If the Premises become vacant or deserted for a period of thirty (30) days; or
(h)    If this Lease shall be assigned or the Premises sublet other than in accordance with the terms of this Lease.
Section 11.2.    Landlord’s Remedies. Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

A.    Lease Continues. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, attorneys fees, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.
B.    Termination: Right of Possession. Landlord can terminate Tenant’s right to possession of the Premises by giving notice to Tenant at any time. No act by Landlord other than giving notice of termination to Tenant shall terminate this Lease, in which event this Lease shall terminate as completely as if that were the date herein fixed for the expiration of the term of the Lease, and the Tenant shall surrender the Premises to Landlord. On termination, Landlord has the right to recover from Tenant: (a) the worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease; (b) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; (c) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and (d) any other amount, including attorneys fees and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default “The worth, at the time of the award” as used in subsections (a) and (b) of this subparagraph, is to be computed by allowing interest at the rate of 12% per annum. “The worth, at the time of the award,” as referred to in subsection (c), is to be computed by discounting the amount at the prime rate of JPMorgan Chase or a similar bank reasonably selected by Landlord at the time of the award, plus 1%.
Section 11.3.    Non-Waiver. Landlord’s failure to act upon breach of any of the covenants of this Lease by Tenant shall in no way constitute a waiver of the rights of Landlord, at any time in the future, to act upon such default; nor shall any such failure to act prevent Landlord from acting in the event of any other or further breach of Tenant’s covenants. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Basic Rent or Additional Rent then due shall be deemed other than on account of the earliest rent then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided for in this Lease.
Section 11.4.    Landlord’s Right to Cure. If Tenant shall fail to comply fully with any of its obligations under this Lease, then Landlord shall have the right, at its option, to cure such breach at Tenant’s expense. Tenant agrees to reimburse Landlord (as additional rent), promptly upon demand, for all costs and expenses incurred as a result thereof, together with interest at the maximum rate permitted by law.
ARTICLE XII
Termination and Surrender
Section 12.1.    Condition of Premises. Upon expiration or other termination of this Lease, Tenant shall;
(b)    Quit and surrender the Premises broom clean, in as good condition as reasonable use and wear thereof will permit, damage by fire or other casualty excepted.
(c)    Remove from the Premises its goods and effects and those of all persons claiming under Tenant, such goods and effects to include but not be limited to all appliances, shelving and all other equipment, stock and materials which Tenant may have installed in, or brought upon, the Premises; provided, however, that Tenant shall, at its own expense, repair all damage to the Premises by reason of such removal.
All repairs, alterations, other improvements or installations made to or upon the Premises, which are so attached to the realty that the same will be by law deemed to be a part of the realty, shall be the property of Landlord and remain upon, and be surrendered with, the Premises upon the termination of the term of this Lease. Notwithstanding the foregoing, all trade fixtures, and signs, whether by law deemed to be a part of the realty or not, installed by Tenant at any time or anyone claiming under Tenant, shall remain the property of Tenant or persons claiming under Tenant and may be removed by the Tenant or anyone claiming under Tenant at any time or times during the Term, provided Tenant shall repair any damage to the Premises or Building caused by such removal.
Section 12.2.    Holding Over. If Tenant shall hold over after the expiration or earlier termination of this Lease, Tenant shall pay as use and occupancy for each month or fraction thereof during which Tenant shall hold over, such sum as may be deemed appropriate by Landlord, but in any event not less than 150% of the Base Rent and Additional Rent payable in the year immediately preceding such expiration or earlier termination. The aforesaid payment shall be in addition to, and not to the exclusion of, any other remedy or payment that may be available to Landlord under this Lease or at law, including, without limitation, damages for holding over. Nothing in this Section is intended to limit the remedy of eviction.
ARTICLE XIII
Miscellaneous Provisions
Section 13.1.    Entire Agreement. This Agreement contains the entire understanding of the parties. There are no oral understandings, terms or conditions, and no party has relied upon any representation, express or implied, not contained in this Agreement.

Section 13.2.    Amendments. This Agreement may not be amended, modified, altered or changed in any respect whatsoever except by a further agreement in writing, fully executed by each of the parties hereto.
Section 13.3.    Construction. The parties agree that this document shall not be construed more severely against one of the parties than the other.
Section 13.4.    Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.
Section 13.5.    Notice. Any notice, demand, offer or other written instrument (‘“Notice”) required or permitted to be given, made or sent under this Lease shall be in writing, signed by or on behalf of the party giving such Notice and shall be hand delivered or sent, postage prepaid, by Registered or Certified Mail, Return Receipt Requested, or Federal Express or similar overnight delivery, addressed as follows:

TO LANDLORD:	WE 2 Church Street South LLC c/o Winstanley Enterprises LLC 150 Baker Avenue Extension, Suite 303 Concord, MA 01742
TO TENANT:	JS Genetics, LLC 2 Church Street South Suite B-05B New Haven, CT 06519

Either party may change its address set forth in this Section by giving Notice to the other party in accordance with this Section.
Section 13.6.    Effective Pate of Notice. The effective date of any Notice shall be the earlier of the date of the addressee’s receipt of such Notice, or the third day following deposit in the United States Mail, or if by overnight delivery, the day following deposit with such overnight courier. Notwithstanding the foregoing, inability to deliver because of a changed address of which no notice was given or rejection or other refusal to accept shall be deemed to be the receipt of the notice as of the date of such inability to deliver, rejection or refusal to accept.
Section 13.7.    Notice of Lease. This Lease shall not be recorded, but a Notice of Lease may be recorded by either Landlord or the Tenant. All governmental charges attributable to the execution or recording of this Notice shall be paid by the party requiring the recording of this Notice.
Section 13.8.    Counterparts. This Agreement may be executed in one or more copies, each of which shall be deemed an original.
Section 13.9.    Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the remaining portions so long as the material purposes of this Agreement can be determined and effectuated. If any portion of this Agreement may be interpreted in two or more ways, one of which would render the portion invalid or inconsistent with the rest of this Agreement, it shall be interpreted to render such portion valid or consistent
Section 13.10.    Successors. This Agreement shall be binding upon and inure to the benefit of the parties and to their respective heirs, personal representatives, successors and assigns.
Section 13.11.    Number and Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders, and vice versa, and any. reference to the singular shall include the plural, and vice versa, unless the context otherwise requires.
Section 13.12.    Connecticut Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Connecticut.
Section 13.13.    Force Majeure. Except as otherwise specifically provided elsewhere, in this Agreement, in any case where either party hereto is required to do any act (other than Tenant’s obligation to pay Basic Rent or Additional Rent under this Lease), the time for such performance shall be extended by the period of delays caused by fire or other casualty, weather conditions, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond the reasonable control of such party.
Section 13.14.    No Broker. Tenant hereby represents and agrees that it has neither communicated nor dealt with any real estate broker or agent in connection with the Premises or the transaction contemplated herein and that no other broker or agent is entitled to any commission or any other remuneration on account of this transaction. Tenant agrees that if it has communicated or dealt with any real estate broker or agent who makes a claim for commission in connection with this transaction, then the Tenant shall indemnify and hold the Landlord harmless against any costs or expenses, including the costs of defense, resulting from any such claim.
Section 13.15.    Rules and Regulations. Tenant agrees to comply with the Rules and Regulations, if any, annexed hereto as Exhibit A and made a part hereof, and with such further reasonable rules and regulations as Landlord may from time to time make for the management and use of the Building and the Premises, provided that any such further rules and regulations do not unreasonably (i) increase Tenant’s obligations or liabilities; or (ii) decrease Tenant’s rights or remedies, or Landlord’s obligations.
Section 13.16.    Limitations of Assets Liable For Collection of Judgment. If Landlord or any successor hi interest be an individual, limited liability company, corporation, joint venture, tenancy in common, limited or general partnership, or other unincorporated aggregate of individuals or a mortgagee (all of which are herein referred to individually and collectively as “Landlord”), then anything elsewhere in this Lease to the contrary notwithstanding, Tenant shall look solely to the estate and property of such Landlord in the Building of which the Premises are a part and the proceeds therefrom for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed and/or performed by Landlord, and no other property or assets of such Landlord, or of any member, shareholder, officer, director or partner of Landlord, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant’s remedies.
Section 13.17.    Transfer of Landlord’s Interest. The obligations of Landlord under this Lease shall not be binding upon Landlord with respect to any period subsequent to the transfer of its interest in the Building, and in the event of such transfer, said obligations shall thereafter be binding upon each transferee of the interest of Landlord, but only with respect to the period ending with a subsequent transfer to another transferee.
Section 13.18.    Assignment of Lease. Tenant may not at any time assign or sublet any or all part of the Premises without the Landlord’s prior consent, which consent shall not be unreasonably withheld.
Section 13.19.    Signs. Tenant shall not place any sign on the Premises without the consent of Landlord, which consent shall be at Landlord’s sole discretion and which signs must conform to Building standard.
Section 13.20.    Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials hi any manner not sanctioned by law or by the highest standards prevailing hi the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises or Building or land on which the Building is located any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 D.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 D.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. In all events, Tenant shall indemnify Landlord and its agents and employees in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession (except to the extent caused by Landlord or its agents, employees or contractors), or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the term of this Lease.
Section 13.21.    Waiver of Notice to Quit. Tenant waives the right to a formal demand to leave the premises upon expiration of this Lease by lapse of time, known as a “Notice to Quit”, or any other form of notice under §47a-25 of the Connecticut General Statutes, should Landlord use summary process to evict Tenant or regain possession of the Leased Premises.
Section 13.22.    Waiver of Jury Trial, THE LANDLORD AND TENANT DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR.

COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER
Section 13.23.    Preiudgment Remedy Waiver. TENANT HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE TRANSACTION OF WHICH THIS LEASE IS A PART IS A “COMMERCIAL TRANSACTION” AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. TENANT HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTIONS 52-278a et seq., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES LANDLORD MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, TENANT ACKNOWLEDGES THAT LANDLORD’S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES SECTION 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER.
Section 13.24.    Authorization. If the Tenant herein is a corporation, limited liability company, general partnership, limited partnership or other entity other than an individual, by initialing this section, the person signing on behalf of the Tenant represents that he/she is authorized to act on behalf of the Tenant, that the Tenant has full power and authority to enter into the Lease, that the Tenant has provided to Landlord sufficient documentation necessary to evidence such authority, that the corporation, LLC, partnership or other entity has been duly formed and is in good standing in the State of Connecticut and that sufficient documentation evidencing such existence and good staging, and any other information reasonably requested by Landlord, has been provided to Landlord by Tenant.

______[illegible]______	(Initial by Tenant representative, or mark N/A if Tenant is an individual)

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES FOLLOW]

Signed and dated as of the date first written above.
LANDLORD:

WE 2 CHURCH STREET SOUTH LLC

By:    WE Church Manager LLC
Its Manager

By:    Winstanley Enterprises LLC
Its Manager

By:        /s/ Carter J. Winstanley
Name: Cater J. Winstanley
Its: Manager

TENANT:

JS GENETICS, LLC

By:        /s/ Richard Champagne
Name: Richard Champagne
Its: President/CEO

EXHIBIT A
Rules and Regulations
Tenant shall observe all reasonable rules and regulations established by Landlord from time to time for the Building, provided Tenant shall be given at least five (5) days’ notice thereof, which rules and regulations, when so made and notice thereof given to the Tenant in: writing, shall have the same force and effect as if Originally made part of the Lease. Landlord shall not be responsible to Tenant for the non-compliance by other tenants or occupants of the Building of any such Rules.
Initial rules and regulations, to be added to and amended from time to time as aforesaid, are as follows:
(a)    The sidewalk, entry halls, passages, lobbies, staircases and elevators shall not be obstructed, or used for any other purpose than for ingress and egress, and the Tenant shall only place rubbish, garbage and waste for disposal as the Landlord may direct
(b)    No bicycle or other vehicle, and no animal or bird, shall be brought into the offices, halls, corridors, elevators or any other parts of the Building.
(c)    The toilet rooms, water-closets, urinals and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no improper substance or article shall be thrown therein.
(d)    No one shall mark, paint or drill into or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work; and no nails, hooks or screws shall be driven or inserted in any part of the walls or woodwork of the Building without the Landlord’s consent which shall not be unreasonably withheld.
(e)    If the Tenant desires electric, telegraphic, computer or telephone connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such direction no boring or cutting for wires will be permitted. No television or radio antennas and no washing machines or dryers will be permitted.
(f)    No sign, advertisement, notice or device shall be inscribed, painted or displayed on any part of the outside or inside of the Building, except with the written permission of the Landlord and of such color, size and style and in such places upon or in the Building as shall be first designated by the Landlord.
(g)    No lettering on doors or windows shall be done by any workmen or artisans except as may be designated by the Landlord.
(h)    The Tenant shall not do or permit anything to be done in said Premises, or bring or keep anything therein or permit anything to be brought or kept therein, which shall in any way increase the rate of insurance on the Building, or on the property kept therein; nor use the Premises, or any part thereof, nor suffer or permit their use, for any business of such character as to increase the rate of insurance on the Building or on the property kept therein.
(i)    The Tenant shall not permit any objectionable odor to escape or be emitted from the Premises, or do anything or permit anything to be done upon said Premises in-any way tending to create a nuisance, or tending to disturb other tenants of said building or the occupants of neighboring property,
(j)    Safes, heavy equipment, furniture, boxes or other bulky articles shall be carried up into the Premises only with the written-consent of the Landlord first obtained, and then only by means of the elevators, by the stairways or through the windows of the Building as the Landlord may direct in writing, and at such times as the Landlord may direct. Safes and other heavy articles shall be placed by the Tenant in such places only as may be first specified in writing by the Landlord, and any damage done to the Building or to tenants or to other persons by taking a safe or other heavy article in or out of the Premises, from overloading a floor, or in any other manner, shall be paid for by the Tenant.
(k)    No person may be employed by the Tenant to do janitor work in said Premises and no persons other than the janitors of the Building shall clean said Premises unless the Landlord shall consent in writing thereto.
(l)    The Landlord may retain a passkey to the Premises and be allowed admittance .thereto at all times to enable its representatives to examine said Premises from tune to time to maintain and repair the same, and to exhibit the same to applicants to hire.
(m)    No awnings are to be installed by the Tenant either inside or outside of the windows, nor shall any article be placed or kept by the Tenant on the ledge of any window.
(n)    Nothing shall be thrown out of the windows or doors, or down the passages of the Building.
(o)    Water on the said Premises shall not be wasted by tying or wedging back the faucets of the washbowls or otherwise.
(p)    Ice, mineral water, towels and toilet supplies shall be obtained only from such persons as may be satisfactory to the Landlord.
(q)    The Tenant shall not disturb other occupants of this or any adjoining building or premises by the use of any musical instrument, unseemly noises, whistling, singing or in any other way.
(r)    The Tenant agrees not to procure any duplicate keys to be made (all necessary keys will be furnished by the Landlord) but if more than two keys for any door-lock shall be desired, the additional number must be paid for by the Tenant. Upon the termination of this Lease, the Tenant shall surrender to the Landlord all keys of the Premises.

All such rules and regulations hereinabove set forth and hereinafter made by the Landlord shall govern the Tenant and the Tenant’s agents, employees, business guests and invitees and the Tenant shall be responsible for their observance thereof.

EXHIBIT B
See attached.

84 Orange Street
New Haven
Connecticut 06510
203 786-5110

ARCHITECTS

SVIGALS + PARTNERS

2 / L101 AREA B05B
1/8" = 1'-0"

AREA CALCULATIONS:

RENTABLE AREA:

AREA B05B: 429 S.F

AREA B05B

1 / L101 LOCATION PLAN – BASEMENT LEVEL
NTS

DRAWING TITLE		SCALE:	DRAWING NO:
LOCATION/AREA PLAN		NTS	L101
		DATE: 05/31/06	
FILE NO:	JOB NAME: DOCTOR'S BUILDING - 2 CHURCH STREET SOUTH NEW HAVEN, CT	JOB NO: 0334.07	PAGE NO: –

WINSTANLEY ENTERPRISES, LLC